Exhibit 4.5

AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT, dated as of May 27, 2016 (this “Amendment”), is made by and among:

(1)                Jack Jiajia Huang, a People’s Republic of China (“PRC”) citizen with his PRC Identification Card No. of 320623198512176631;

(2)                Ting Shu, a PRC citizen with her PRC Identification Card No. of 360702198602110645;

(3)                Dasheng Global Limited, a company incorporated under the laws of the British Virgin Islands, with its registered office address located at Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands;

(4)                Dasheng Online Limited, a company incorporated under the laws of the British Virgin Islands, with its registered office address located at Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands;

(5)                China Online Education Group, a company duly incorporated and validity existing under the laws of the Cayman Islands, with its registered office located at Harbour Place, 103 South Church Street, P.O. Box 2582, Grand Cayman KY1-1103,Cayman Islands (the “Company”);

(6)                China Online Education (HK) Limited, a limited liability company incorporated under the laws of Hong Kong, with its registered office located at Room 2701, 27/F., Tesbury Centre, 28 Queen’s Road East, Wanchai, Hong Kong (the “HK Co I”);

(7)                51 Talk English International Limited, a limited liability company incorporated under the laws of Hong Kong with its registered office located at RM 504, 5/F Valley CTR No.80-82 Morrison Hill RD, Wanchai, Hong Kong (the “HK Co II”, together with the HK Co I, collectively as the “HK Companies”);

(8)                51Talk English Philippines Corporation, an export market enterprise organized under the laws of the Philippines with its principal office at Unit 212 2nd Floor, Jocfer Building, Commonwealth Avenue, Quezon City, the Philippines (the “Philippines Co I”);

(9)                China Online Innovations Inc., an enterprise organized under the laws of the Philippines with its principal office at 8th Floor Robinson Cyberscape Alpha Garnett and Sapphire Road Ortigas Center, Pasig City 1206 (the “Philippines Co II”, together with the Philippines Co I, collectively as the “Philippines Companies”);

(10)         Beijing Dasheng Online Technology Co., Ltd. (北京大生在线科技有限公司), a wholly foreign owned limited liability company incorporated under the laws of the

PRC with its registered office located at South No.1, Floor 6, Deshi Building, No. 9 Shangdi East Street, Haidian District, Beijing (北京市海淀区上地东路 9 号《得实大厦》六层南区一号) (the “WFOE”);

(11)          Beijing Dasheng Zhixing Technology Co., Ltd. (北京大生知行科技有限公司), a limited liability company incorporated under the laws of the PRC with its registered office located at Suite 9154, Building No. 3, 3 Xijing Road, Badachu High-Tech Park, Shijiangshan District, Beijing, the PRC (北京市石景山区八大处高科技园区西井路 3 号 3 号楼 9154 房间) (the “Domestic Company”, collectively with the WFOE, the “PRC Companies”);

(12)          SCC Growth I Holdco A, Ltd., an exempted company duly formed and validly existing under the laws of the Cayman Islands (“SCC Growth”);

(13)          SCC Venture V Holdco I, Ltd., an exempted company duly formed and validly existing under the laws of the Cayman Islands (“SCC Venture”);

(14)          Huaxing Capital Partners, L.P., an exempted company duly formed and validly existing under the laws of the Cayman Islands (“Huaxing”);

(15)          DCM Hybrid RMB Fund, L.P., a partnership duly formed and validity existing under the laws of the Cayman Islands with its registered office located at Campbell Corporate Services Limited, P.O. Box 268 GT, 4th Floor Scotiabank Building, George Town, Cayman Islands, KY1-1104 (“DCM”);

(16)          Zhen Partners Fund I, L.P., a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands (the “Zhen Fund”);

(17)          Shunwei TMT II Limited, a BVI business company established under the laws of the British Virgin Islands (“Shunwei”);

(18)          Duowan Entertainment Corp., an exempted company with limited liability established under the laws of the British Virgin Islands (“Duowan”);

(19)          Engage Capital Partners I, L.P., a partnership with limited liability established under the laws of the Cayman Islands (“Engage Capital”); and

(20)          Hattori Kei, a Japanese individual with his passport No. of TK8710358.

The parties set forth above are collectively referred to as the “Original Parties,” and individually, an “Original Party.”

WHEREAS, on August 31, 2015, the Original Parties entered into a third amended and restated shareholders’ agreement (the “Agreement”).

1.              The parties hereto hereby agree to amend the Agreement as follows:

The definition of “Qualified IPO” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

2

“Qualified IPO” means an initial public offering (“IPO”) of the Ordinary Shares of the Company in the United States of America pursuant to an effective registration under the Securities Act or on a reputable stock exchange in Tokyo, London, Hong Kong, Singapore or other jurisdiction acceptable to the Majority Preferred Holders, with a pre-IPO valuation of the Company (i) of not less than US$500,000,000 or (ii) of such lower amount as approved by the Board (including the affirmative votes or consent of all Investor Directors) in writing.

2.              This Amendment shall be deemed incorporated into, and form a part of, the Agreement and have the same legal validity and effect as the Agreement.  Except as expressly amended hereby, all terms and provisions of the Agreement are and shall remain in full force and effect, and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

3.              The provisions of Section 30 (Governing Law and Jurisdiction) and Section 32 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment.

4.              This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or e-mail signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or e-mail signature, as applicable.

[Remainder of Page Left Blank Intentionally]

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

China Online Education Group

/s/ Jack Jiajia Huang
Name:	Jack Jiajia Huang
Title:	Director

China Online Education (HK) Limited

/s/ Jack Jiajia Huang
Name:	Jack Jiajia Huang
Title:	Director

51 Talk English International Limited

/s/ Jack Jiajia Huang
Name:	Jack Jiajia Huang
Title:	Director

51 Talk English Philippines Corporation

/s/ Nelson Tan
Name:	Nelson Tan
Title:	Director

[Signature Page to Amendment No. 1 to the SHA]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

China Online Innovations Inc.

/s/ Ting Shu
Name:	Ting Shu
Title:	Director

Beijing Dasheng Online Technology Co., Ltd.
(北京大生在线科技有限公司)

/s/ Jack Jiajia Huang
Name:	Jack Jiajia Huang
Title:	Legal Representative

Beijing Dasheng Zhixing Technology Co., Ltd.
(北京大生知行科技有限公司)

/s/ Jack Jiajia Huang
Name:	Jack Jiajia Huang
Title:	Legal Representative

[Signature Page to Amendment No. 1 to the SHA]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

Dasheng Global Limited

/s/ Jack Jiajia Huang
Name:	Jack Jiajia Huang
Title:	Director

Dasheng Online Limited

/s/ Ting Shu
Name:	Ting Shu
Title:	Director

Zhen Partners Fund I, L.P.

/s/ Susan Park
Name:	Susan Park
Title:	Authorized Signatory

Kei Hattori

/s/ Kei Hattori

[Signature Page to Amendment No. 1 to the SHA]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

DCM Hybrid RMB Fund, L.P.

By: DCM Hybrid RMB Fund Investment Management, L.P., its General Partner

By: DCM Hybrid RMB Fund International, Ltd., its General Partner

/s/ Matthew C. Bonner
Name:	Matthew C. Bonner
Title:	Authorized Signatory

Shunwei TMT II Limited

/s/ Tuck Lye Koh
Name:	Tuck Lye Koh
Title:	Authorized Signatory

Duowan Entertainment Corp.

/s/ Xueling Li
Name:	Xueling Li
Title:	Authorized Signatory

Huaxing Capital Partners, L.P.

/s/ Bao Fan
Name:	Bao Fan
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the SHA]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

SCC Venture V Holdco I, Ltd.

/s/ Kok Wai Yee
Name:	Kok Wai Yee
Title:	Authorized Signatory

SCC Growth I Holdco A, Ltd.

/s/ Kok Wai Yee
Name:	Kok Wai Yee
Title:	Authorized Signatory

Engage Capital Partners I, L.P.

/s/ Simon Wang
Name:	Simon Wang
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to the SHA]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

Jack Jiajia Huang

/s/ Jack Jiajia Huang

Ting Shu

/s/ Ting Shu

[Signature Page to Amendment No. 1 to the SHA]